Exhibit 10.6

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $500,000.00	Issue Date: May 9, 2024

PROMISSORY NOTE

FOR VALUE RECEIVED, 1847 HOLDINGS LLC, a Delaware limited liability company (hereinafter called the “Borrower” or the “Company”) (Trading Symbol: EFSH), hereby promises to pay to the order of LEONITE CAPITAL LLC, a Delaware limited liability company, or registered assigns (the “Holder”), in the form of lawful money of the United States of America, the principal sum of $500,000.00, and to pay interest on the unpaid Principal Amount hereof at the rate of twelve percent (12%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, as further provided herein. The maturity date shall be twelve (12) months from the Issue Date (the “Maturity Date”), and is the date upon which the Principal Amount and any accrued and unpaid interest and other fees, shall be due and payable.

This Note may not be prepaid or repaid in whole or in part except as otherwise explicitly set forth herein.

Any Principal Amount or interest on this Note which is not paid when due shall bear interest at the rate of the lesser of (i) sixteen percent (16%) per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid (“Default Interest”). Interest and Default Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.

All payments due hereunder shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.

Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated as of the Issue Date, pursuant to which this Note was originally issued (the “Purchase Agreement”). As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. As used herein, the term “Trading Day” means any day that shares of Common Stock are listed for trading or quotation on the Principal Market (as defined in the Purchase Agreement), provided, however, that if the Common Stock is not then listed or quoted on any Principal Market, then any calendar day.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall also apply to this Note:

ARTICLE I. INTENTIONALLY OMITTED

ARTICLE II. RANKING AND CERTAIN COVENANTS

2.1 Ranking and Security. This Note shall have priority over all unsecured indebtedness of the Borrower.

2.2 Other Indebtedness. So long as the Borrower shall have any obligation under this Note, the Borrower shall not (directly or indirectly through any Subsidiary or affiliate) incur or suffer to exist or guarantee any unsecured indebtedness that is senior to or pari passu with (in priority of payment and performance) the Borrower’s obligations hereunder.

2.3 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.4 Restriction on Stock Repurchases and Debt Repayments. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares, or repay any pari passu or subordinated indebtedness of Borrower.

2.5 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent by the Holder to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.6 Advances and Loans; Affiliate Transactions. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit, make advances to or enter into any transaction with any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the Issue Date and which the Borrower has informed Holder in writing prior to the Issue Date, (b) in regard to transactions with unaffiliated third parties, made in the ordinary course of business or (c) in regard to transactions with unaffiliated third parties, not in excess of $100,000. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, repay any affiliate (as defined in Rule 144) of the Borrower in connection with any indebtedness or accrued amounts owed to any such party.

2.7 Section 3(a)(9) or 3(a)(10) Transaction. So long as this Note is outstanding, the Borrower shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a “3(a)(9) Transaction”) or Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”). In the event that the Borrower does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(10) Transaction while this note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $25,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of a cash payment or added to the balance of this Note (under Holder’s and Borrower’s expectation that this amount will tack back to the Issue Date).

2.8 Preservation of Business and Existence, etc. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, (a) change the nature of its business; (b) sell, divest, change the structure of any material assets other than in the ordinary course of business; (c) enter into a Variable Rate Transaction; or (d) enter into any merchant cash advance transactions. In addition, so long as the Borrower shall have any obligation under this Note, the Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

2.9 Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate or Articles of Formation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

2.10 Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note.

2.11  Prepayment. At any time prior to the date that an Event of Default occurs under this Note, the Borrower shall have the right, exercisable on seven (7) Trading Days prior written notice to the Holder of the Note, to prepay the outstanding Principal Amount and interest then due under this Note in accordance with this Section. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be seven (7) Trading Days from the date of the Optional Prepayment Notice (the “Optional Prepayment Date”). On the Optional Prepayment Date, the Borrower shall make payment of the amounts designated below to or upon the order of the Holder as specified by the Holder in writing to the Borrower. If the Borrower exercises its right to prepay the Note in accordance with this Section, the Borrower shall make payment to the Holder of an amount in cash equal to the sum of: (w) 100% multiplied by the Principal Amount then outstanding plus (x) accrued and unpaid interest on the Principal Amount to the Optional Prepayment Date plus (y) $750.00 to reimburse Holder for administrative fees.

2.12 Repayment from Proceeds. If, at any time prior to the full repayment or full conversion of all amounts owed under this Note, the Company receives cash proceeds from any source or series of related or unrelated sources, including but not limited to, from payments from customers, the issuance of equity or debt, the conversion of outstanding warrants of the Borrower, the issuance of securities pursuant to an Equity Line of Credit (as defined in this Note) of the Borrower or the sale of assets, the Borrower shall, within one (1) business day of Borrower’s receipt of such proceeds, inform the Holder of or publicly disclose such receipt, following which the Holder shall have the right in its sole discretion to require the Borrower to immediately apply up to 100% of such proceeds to repay all or any portion of the outstanding Principal Amount and interest (including any Default Interest) then due under this Note. Failure of the Borrower to comply with this provision shall constitute an Event of Default. “Equity Line of Credit” shall mean any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its Common Stock to the investor or underwriter over an agreed period of time and at an agreed price or price formula (such Common Stock must be registered pursuant to a registration statement of the Company for the investor’s or underwriter’s resale).

ARTICLE III. EVENTS OF DEFAULT

It shall be considered an event of default if any of the following events listed in this Article III (each, an “Event of Default”) shall occur:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the Principal Amount hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise, or fails to fully comply with Section 1.10 of this Note.

3.2 Intentionally Omitted.

3.3 Breach of Agreements and Covenants. The Borrower breaches any covenant, agreement, or other term or condition contained in the Purchase Agreement, this Note, Irrevocable Transfer Agent Instructions, Warrants (as defined in the Purchase Agreement) (the “Warrants”), or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made in the Purchase Agreement, this Note, Irrevocable Transfer Agent Instructions, Warrants, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect when made.

3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.8 Failure to Comply with the 1934 Act. At any time after the Issue Date, the Borrower shall fail to comply with the reporting requirements of the 1934 Act and/or the Borrower shall cease to be subject to the reporting requirements of the 1934 Act.

3.9 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.12 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding.

3.13 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.14 Cross-Default. The declaration of an event of default by any lender or other extender of credit to the Company under any notes, loans, agreements or other instruments of the Company evidencing any indebtedness of the Company (including those filed as exhibits to or described in the Company’s filings with the SEC), after the passage of all applicable notice and cure or grace periods.

3.15 Variable Rate Transactions. The Borrower consummates a Variable Rate Transaction at any time on or after the Issue Date.

3.16 Inside Information. Any attempt by the Borrower or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower’s filing of a Form 8-K pursuant to Regulation FD on that same date.

3.17 Unavailability of Rule 144. If, at any time on or after the date that is six (6) calendar months after the Issue Date, the Holder is unable to (i) obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the Holder, the Holder’s brokerage firm (and respective clearing firm), and the Borrower’s transfer agent in order to facilitate the Holder’s conversion of any portion of the Note into free trading shares of the Borrower’s Common Stock pursuant to Rule 144, and/or (ii) thereupon deposit such shares into the Holder’s brokerage account.

3.18 Delisting, Suspension, or Quotation of Trading of Common Stock. If, at any time on or after the Issue Date, the Borrower’s Common Stock (i) is suspended from trading, (ii) halted from trading, and/or (iii) fails to be quoted or listed (as applicable) on a Principal Market.

3.19 Market Capitalization. The Borrower fails to maintain a market capitalization of at least $5,000,000 on any Trading Day, which shall be calculated by multiplying (i) the closing price of the Borrower’s common stock on the Trading Day immediately preceding the respective date of calculation by (ii) the total shares of the Borrower’s common stock issued and outstanding on the Trading Day immediately preceding the respective date of calculation.

3.20 Failure to Pay an Amortization Payment. The Borrower fails to pay an Amortization Payment (as defined in this Note) when due as provided in Section 4.17 of this Note.

3.21 Shareholder Approval. The Company fails to obtain the Shareholder Approval (as defined in the Purchase Agreement) within sixty (60) calendar days after the Exchange Cap (as defined in the Purchase Agreement) is reached.

3.22 Rights and Remedies Upon an Event of Default. Upon the occurrence of any Event of Default specified in this Article III, this Note shall become immediately due and payable, and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment multiplied by 150% (collectively the “Default Amount”), as well as all costs, including, without limitation, legal fees and expenses, of collection, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower. Holder may, in its sole discretion, determine to accept payment part in Common Stock and part in cash. For purposes of payments in Common Stock, the conversion formula set forth in Section 1.2 shall apply as well as all other provisions of this Note. The Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Holder existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

1847 HOLDINGS LLC

590 Madison Avenue, 21st Floor

New York, NY 10022

Attention: Ellery Roberts

e-mail: info@1847holdings.com

If to the Holder:

LEONITE CAPITAL LLC

1 Hillcrest Center Dr, Suite 232

Spring Valley, NY 10977

e-mail: avi@leonitecap.com

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. The Borrower shall not assign this Note or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign its rights hereunder to any “accredited investor” (as defined in Rule 501(a) of the 1933 Act) in a private transaction from the Holder or to any of its “affiliates”, as that term is defined under the 1934 Act, without the consent of the Borrower. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law; Venue; Attorney’s Fees. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts located in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware. The Borrower hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

4.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding Principal Amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8 Purchase Agreement. The Company and the Holder shall be bound by the applicable terms of the Purchase Agreement and the documents entered into in connection herewith and therewith.

4.9 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any change in control or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9.

4.10 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.11 Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and all the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

4.12 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under the applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

4.13 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law (including any judicial ruling), then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.14 Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security, or amendment to a security that was originally issued before the Issue Date, with any term that the Holder reasonably believes is more favorable to the holder of such security or with a term in favor of the holder of such security that the Holder reasonably believes was not similarly provided to the Holder in this Note (even if the holder of such other security does not receive the benefit of such more favorable term until a default occurs under such other security), then (i) the Borrower shall notify the Holder of such additional or more favorable term within one (1) business day of the issuance and/or amendment (as applicable) of the respective security, and (ii) such term, at Holder’s option, shall become a part of the transaction documents with the Holder (regardless of whether the Borrower complied with the notification provision of this Section 4.14). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing prepayment rate, interest rates, and original issue discounts.

4.15 Right of First Refusal. If at any time while this Note is outstanding, the Borrower has a bona fide offer of capital or financing from any 3rd party, that the Borrower intends to act upon, then the Borrower must first offer such opportunity to the Holder to provide such capital or financing to the Borrower on the same terms as each respective 3rd party’s terms. Should the Holder be unwilling or unable to provide such capital or financing to the Borrower within five (5) Trading Days from Holder’s receipt of written notice of the offer (the “Offer Notice”) from the Borrower, then the Borrower may obtain such capital or financing from that respective 3rd party upon the exact same terms and conditions offered by the Borrower to the Holder, which transaction must be completed within 30 days after the date of the Offer Notice. If the Borrower does not receive the capital or financing from the respective 3rd party within 30 days after the date of the respective Offer Notice, then the Borrower must again offer the capital or financing opportunity to the Holder as described above, and the process detailed above shall be repeated. The Offer Notice must be sent via electronic mail to avi@leonitecap.com. Notwithstanding the foregoing, this Section 4.15 shall not apply to an Excluded Transaction.

[signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on May 9, 2024.

1847 HOLDINGS LLC

By:	/s/ Ellery Roberts
Name:	Ellery Roberts
Title:	Chief Executive Officer